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21.1  List of Subsidiaries as of March 31, 2002.

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                              Existing Subsidiaries

Name of Subsidiary                                               Jurisdiction of Incorporation
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

KEMET Electronics Corporation                                    Delaware
KEMET Services Corporation                                       Delaware
KEMET Electronics, S.A.                                          Switzerland
KEMET Electronics GMBH                                           Germany
KEMET Electronics SARL                                           France
KEMET Electronics Ltd.                                           United Kingdom
KEMET Electronics Asia Limited                                   Hong Kong
KEMET Electronics Marketing (S) Pte Ltd.                         Singapore
KEMET de Mexico, S.A. de C.V.                                    Mexico
KEMET Electronics (Canada) Limited                               Canada
KRC Trade Corporation                                            Delaware
KEMET International, Inc.                                        Barbados
KEMET Electronics Asia Pacific Pte Ltd.                          Singapore
KEMET Electronics Pty Ltd.                                       Australia
KEMET Tantalum Pty Ltd.                                          Australia
KEMET Electronics (Shanghai) Co. Ltd.                            Peoples Republic of China
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